Exhibit 99.1
PowerSecure Unveils New LED Area Light for Utilities and Receives First Order
Wake Forest, NC — May 17, 2010 — PowerSecure International, Inc. (Nasdaq: POWR) today announced that it has unveiled a new LED based area light for utilities, and has already received its first order. The new light is used to illuminate streets, sidewalks, and other infrastructure served and owned by utilities and municipalities. The new light includes a breakthrough design that reduces energy consumption by two-thirds, reduces maintenance expense due to a five-fold improvement in light life, and improves the quality of light compared to traditional area lighting. Additionally, the light is designed to provide maximum “dark sky” benefits to the community and to enable the lighting retrofit process to be highly efficient. The Company’s new area light is manufactured in the Raleigh, NC area.
The Company’s first order is from a large electric cooperative who will install 200 lights in an initial phase of a program to upgrade and improve the efficiency of its area light infrastructure. In total, this utility has over 400,000 area lights in operation.
Sidney Hinton, CEO of PowerSecure, said, “We are very excited about the potential for the new area light. Just one week after unveiling it to the market, we received our first order. This is a testament to the strength and ingenuity of the light’s innovative design, which delivers a fantastic quality of light and minimizes on-going maintenance cost — providing utilities with a strong return on their investment. We are very encouraged by the initial feedback we are receiving from customers on this new product and its potential in the marketplace.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting product that saves grocery, drug, and convenience stores 70% off the cost to operate traditional fluorescent lighting in their refrigerated cases. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with regulatory consulting, and transmission and distribution engineering and construction services and products. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the outlook for growing the Company through innovative energy management and conservation; business operations and prospects for the Company; the outlook for future gains in the Company’s revenues, net income, and E.P.S. due the business initiatives and new business described herein; the anticipated results of the Company’s products, solutions, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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